Exhibit 99.1

Ranpak Holdings Corp. Reports Fourth Quarter 2023 Financial Results

•
Packaging System placement up 1.5% year over year to approximately 141,200 machines at December 31, 2023
•
Net revenue for the fourth quarter increased 13.9% year over year to $90.4 million and increased 10.3% year over year on a constant currency basis to $93.9 million
•
Net loss for the fourth quarter of $9.3 million compared to net loss of $7.3 million for the prior year period.
•
Constant Currency Adjusted EBITDA (“AEBITDA”) for the fourth quarter of $24.4 million up 89.1%, or $11.5 million, year over year

CONCORD TOWNSHIP, Ohio, March 11, 2024 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-Commerce and industrial supply chains, today reported its fourth quarter and full year 2023 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “We are pleased with our fourth quarter results as Ranpak finished the year on a positive note and built on the volume improvement momentum which began in the third quarter of 2023. Net revenue for the quarter increased 10.3% year over year on a constant currency basis to $93.9 million, driven by growth in both North America and Europe/APAC. We saw continued general improvement in the operating environment in Europe in the quarter and a more pronounced e-Commerce holiday season uptick in North America. Volumes overall increased 10% compared to the prior year and finished positive for the year after a slower start. In addition to our improved top-line performance, we experienced our most profitable quarter of the year as better volumes and more favorable input costs drove an Adjusted EBITDA increase of 89.1% to $24.4 million on a constant currency basis. Overall, we continued to claw back our targeted gross margin throughout the year and are encouraged by the volume improvement we began to see in the second half of the year. The fourth quarter shows the power of the model when a sufficient amount of volumes are flowing through the complex and we are committed to building on our finish to the year to have a much improved 2024.”

“We have been working towards bringing our key initiatives to drive top-line growth to fruition and made solid progress executing in this area. Strategic account activity in PPS in North America will begin to be felt in the second quarter and we believe Automation revenue growth will step up this year driven by inroads we have made in the industry by building our reputation as a top-tier end of line Automation player. We made substantial investments in our digital and physical infrastructure as well as our product portfolio over the past couple of years, and believe 2024 is the first year where we are able to focus on volumes, profitability, and deleveraging rather than additional investment. We finished 2023 at 4.6x net debt to LTM Adjusted EBITDA on a constant currency basis which is a full turn below our recent peak in Q2, and are committed to moving further down the path towards less than 3.0x leverage.”

Fourth Quarter 2023 Highlights

•
Packaging systems placement increased 1.5% year over year, to approximately 141,200 machines as of December 31, 2023
•
Net revenue increased 13.9% and increased 10.3% adjusting for constant currency
•
Net loss of $9.3 million compared to net loss of $7.3 million
•
Constant currency AEBITDA1 of $24.4 million for the three months ended December 31, 2023 is up 89.1%

Net revenue for the fourth quarter was $90.4 million compared to net revenue of $79.4 million in 2022, an increase of $11.0 million or 13.9%. Net revenue was positively impacted by increases in cushioning, void-fill, wrapping, and other revenue. Revenue from our cushioning and void-fill product categories continued to improve quarter over quarter on a consolidated basis driven by increased utilization of packaging systems by end users, driven by the holiday season and improved operating environment. Cushioning increased $2.8 million, or 8.5%, to $35.9 million from $33.1 million; void-fill increased $5.2 million, or 15.7%, to $38.4 million from $33.2 million; wrapping increased $0.5 million, or 5.2%, to $10.2 million from $9.7 million; and other sales increased $2.5 million, or 73.5%, to $5.9 million from $3.4 million, for the fourth quarter of 2023 compared to the fourth quarter of 2022. Other net revenue

___________________

1 Please refer to “Non-GAAP Financial Data” in this press release for an explanation and related reconciliation of the Company’s non-GAAP financial measures and further discussion related to certain other non-GAAP metrics included in this press release.

includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field, such as systems accessories.

The increase in net revenue is quantified by an increase in the volume of our paper consumable products of approximately 10.4% and a 2.2% increase in sales of automated box sizing equipment, partially offset by a 2.1% decrease in the price or mix of our paper consumable products. Constant currency net revenue was $93.9 million for the fourth quarter of 2023, an $8.8 million, or 10.3%, increase from constant currency net revenue of $85.1 million for the fourth quarter of 2022.

Net revenue in North America for the fourth quarter of 2023 totaled $39.1 million compared to $36.1 million in the fourth quarter of 2022. The increase of $3.0 million, or 8.3%, was attributable to increases in cushioning sales of $0.3 million, void-fill sales of $1.7 million, and other sales of $1.4 million, partially offset by a decrease in wrapping sales of $0.4 million.

Net revenue in Europe/Asia for the fourth quarter of 2023 totaled $51.3 million compared to $43.3 million in the fourth quarter of 2022. The increase of $8.0 million, or 18.5%, was driven by increases in cushioning sales of $2.5 million, void-fill sales of $3.5 million, wrapping sales of $0.9 million, and other sales of $1.1 million, as well as favorable currency exchange rates of the Euro to the U.S. dollar. Constant currency net revenue in Europe/Asia was $54.8 million for the fourth quarter of 2023, a $5.8 million, or 11.8%, increase from constant currency net revenue of $49.0 million for the fourth quarter of 2022.

Full Year 2023 Highlights

•
Net revenue increased 3.0% and increased 1.4% adjusting for constant currency
•
Net loss of $27.1 million compared to net loss of $41.4 million
•
Constant currency AEBITDA of $76.5 million for the year ended December 31, 2023 is up 14.5%

Balance Sheet and Liquidity

Ranpak completed the fourth quarter of 2023 with a strong liquidity position, including a cash balance of $62.0 million and no borrowings on its $45 million Revolving Credit Facility, which matures in June 2025. As of December 31, 2023, the Company had $250.0 million of USD-denominated term loans and €134.0 million of euro-denominated term loans outstanding under its First Lien Term Loan facilities, resulting in an Adjusted EBITDA net leverage ratio of 4.6x based on results on a constant currency basis through the fourth quarter of 2023. The First Lien Term Loan facilities mature in June 2026.

The following table presents Ranpak’s installed base of protective packaging systems by product line as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022	Change	% Change
PPS Systems	(in thousands)
Cushioning machines	34.8	35.3	(0.5)	(1.4)
Void-Fill machines	83.7	81.6	2.1	2.6
Wrapping machines	22.7	22.2	0.5	2.3
Total	141.2	139.1	2.1	1.5

Outlook for 2024

On a constant currency basis, we are forecasting net revenue growth in the area of 6% – 12% and AEBITDA growth of 5% – 16%, which results in a range of $370 – $390 million in constant currency net revenue and $80 – $89 million for AEBITDA on a constant currency basis. Our outlook reflects our expectation of a continuing but somewhat uneven return to a more normal operating environment as e-Commerce buying patterns normalize and strategic account activity ramps up, while industrial activity remains slower. Our expected growth in Adjusted EBITDA reflects expected strong top-line growth and a steady margin profile that is consistent with the second half of 2023. Our focus for 2024 is to grow volumes in PPS, scale Automation, and focus on profitability and cash generation to de-lever. We made tremendous investments in facilities, technology, products, and people over the past few years. We have now transitioned to a new phase in Ranpak focused on achieving strong returns on these investments.

Conference Call Information

The Company will host a conference call and webcast at 4:30 p.m. (ET) on Monday, March 11, 2024. The conference call and earnings presentation will be webcast live at the following link: https://events.q4inc.com/attendee/432867697. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (800) 715-9871 and use the Conference ID: 5813434.

A telephonic replay of the webcast also will be available starting at 7:30 p.m. (ET) on Monday, March 11, 2024 and ending at 11:59 p.m. (ET) on Monday, March 18, 2024. To listen to the replay, please dial (800) 770-2030 and use the passcode: 5813434.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of rising prices on production inputs, including labor, energy, and freight on our results of operations; (iii) the impact of the price of kraft paper on our results of operations; (iv) our reliance on third party suppliers; (v) geopolitical conflicts and other social and political unrest or change; (vi) the high degree of competition and continued consolidation in the markets in which we operate; (vii) consumer sensitivity to increases in the prices of our products, changes in consumer preferences with respect to paper products generally, or customer inventory rebalancing; (viii) economic, competitive and market conditions generally, including macroeconomic uncertainty, the impact of inflation, and variability in energy, freight, labor and other input costs; (ix) the loss of certain customers; (x) our failure to develop new products that meet our sales or margin expectations, or the failure of those products to achieve market acceptance; (xi) our ability to achieve our environmental, social and governance (“ESG”) goals and maintain the sustainable nature of our product portfolio and fulfill our obligations under evolving ESG standards; (xii) our ability to fulfill our obligations under new disclosure regimes relating to environmental, social and governance matters, such as the European Sustainability Disclosure Standards recently adopted by the European Union (“EU”) under the EU’s Corporate Sustainability Reporting Directive (“CSRD”); (xiii) our future operating results fluctuating, failing to match performance or to meet expectations; (xiv) our ability to fulfill our public company obligations; and (xv) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Year Ended December 31,
	2023	2022	2021
Paper revenue	$264.2	$261.3	$321.4
Machine lease revenue	51.5	50.1	47.7
Other revenue	20.6	15.1	14.8
Net revenue	336.3	326.5	383.9
Cost of goods sold	213.0	226.9	235.0
Gross profit	123.3	99.6	148.9
Selling, general and administrative expenses	91.8	105.5	98.3
Depreciation and amortization expense	33.8	32.1	35.0
Other operating expense, net	5.2	4.5	3.4
Income (loss) from operations	(7.5)	(42.5)	12.2
Interest expense	24.3	20.7	22.4
Foreign currency gain	(0.3)	(2.2)	(5.3)
Other non-operating income, net	(0.2)	(4.3)	-
Loss before income tax benefit	(31.3)	(56.7)	(4.9)
Income tax benefit	(4.2)	(15.3)	(2.1)
Net loss	$(27.1)	$(41.4)	$(2.8)

Two-class method
Basic and diluted loss per share	$(0.33)	$(0.51)	$(0.04)
Class A – basic and diluted loss per share	$(0.33)	$(0.51)	$(0.04)
Class C – basic and diluted loss per share	$(0.34)	$(0.51)	$(0.03)

Weighted average number of shares outstanding – Class A and C – basic and diluted	82,374,605	81,877,334	78,542,734

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$2.0	$(7.2)	$(13.1)
Interest rate swap adjustments	(7.9)	14.1	7.3
Total other comprehensive income (loss), before tax	(5.9)	6.9	(5.8)
Provision (benefit) for income taxes related to other comprehensive income (loss)	(2.8)	4.3	2.3
Total other comprehensive income (loss), net of tax	(3.1)	2.6	(8.1)
Comprehensive loss, net of tax	$(30.2)	$(38.8)	$(10.9)

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$62.0	$62.8
Accounts receivable, net	31.6	33.0
Inventories, net	17.3	25.0
Income tax receivable	0.9	2.1
Prepaid expenses and other current assets	13.1	16.7
Total current assets	124.9	139.6

Property, plant and equipment, net	142.1	124.0
Operating lease right-of-use assets, net	23.7	6.0
Goodwill	450.1	446.7
Intangible assets, net	345.4	372.1
Deferred tax assets	0.1	0.6
Other assets	36.4	44.5
Total assets	$1,122.7	$1,133.5

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$17.6	$24.3
Accrued liabilities and other	22.1	10.6
Current portion of long-term debt	2.5	1.3
Operating lease liabilities, current	3.8	2.0
Deferred revenue	2.0	0.9
Total current liabilities	48.0	39.1

Long-term debt	397.8	391.7
Deferred tax liabilities	71.6	80.8
Derivative instruments	6.3	3.7
Operating lease liabilities, non-current	24.7	4.0
Other liabilities	2.3	1.4
Total liabilities	550.7	520.7

Commitments and contingencies – Note 18
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares authorized at December 31, 2023 and 2022
Shares issued and outstanding: 79,684,170 and 79,086,372 at December 31, 2023 and 2022, respectively	-	-
Convertible Class C common stock, $0.0001 par, 200,000,000 shares authorized at December 31, 2023 and 2022
Shares issued and outstanding: 2,921,099 at December 31, 2023 and 2022	-	-
Additional paid-in capital	693.7	704.3
Accumulated deficit	(123.8)	(96.7)
Accumulated other comprehensive income	2.1	5.2
Total shareholders' equity	572.0	612.8
Total liabilities and shareholders' equity	$1,122.7	$1,133.5

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Year Ended December 31,
	2023	2022	2021
Cash Flows from Operating Activities
Net loss	$(27.1)	$(41.4)	$(2.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	69.6	69.0	73.6
Amortization of deferred financing costs	2.2	1.5	1.9
Loss on disposal of fixed assets	1.4	1.1	1.8
Deferred income taxes	(5.9)	(19.7)	(12.8)
Amortization of initial value of interest rate swap	(2.4)	(0.8)	(0.8)
Foreign currency gain	(0.3)	(2.2)	(5.5)
Amortization of restricted stock units	(10.2)	18.3	22.5
Amortization of cloud-based software implementation costs	3.0	2.8	-
Unrealized gain on investments in small private businesses	-	(3.9)	-
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	1.9	9.1	(6.9)
(Increase) decrease in inventory	5.3	7.6	(17.2)
(Increase) decrease in prepaid expenses and other assets	(2.3)	(1.6)	(0.5)
Increase (decrease) in accounts payable	(0.7)	(12.4)	5.7
Increase (decrease) in accrued liabilities	13.5	(14.4)	6.9
Change in other assets and liabilities	4.6	(11.9)	(11.6)
Net cash provided by operating activities	52.6	1.1	54.3

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(31.4)	(31.6)	(42.3)
Other capital expenditures	(23.9)	(13.2)	(12.2)
Total capital expenditures	(55.3)	(44.8)	(54.5)
Cash paid for investments in small private businesses	-	(2.1)	(14.1)
Proceeds from sale of plant, property, and equipment	2.9	-	-
Cash inflow from settlement of net investment hedges	-	10.0	-
Patent and trademark expenditures	-	(1.0)	(1.2)
Net cash used in investing activities	(52.4)	(37.9)	(69.8)

Cash Flows from Financing Activities
Proceeds from equity offerings, gross	-	-	104.0
Prepayments on term loan	-	-	(20.9)
Principal payments on term loans	(1.9)	(1.1)	(1.6)
Financing costs of debt and equity transactions	(1.0)	-	(0.6)
Proceeds from equipment financing	3.2	-	-
Payments on equipment financing	(0.5)	-	-
Payments on finance lease liabilities	(1.1)	(0.9)	(0.7)
Exit Payment	-	-	(8.2)
Tax payments for withholdings on stock-based awards distributed	(0.5)	(2.5)	-
Net cash provided by (used in) financing activities	(1.8)	(4.5)	72.0

Effect of Exchange Rate Changes on Cash and Cash Equivalents	0.8	0.2	(1.1)
Net Increase (Decrease) in Cash and Cash Equivalents	(0.8)	(41.1)	55.4
Cash and Cash Equivalents, beginning of period	62.8	103.9	48.5
Cash and Cash Equivalents, end of period	$62.0	$62.8	$103.9

Non-GAAP Financial Data

In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and constant currency EBITDA and constant currency adjusted EBITDA (“Constant currency AEBITDA”), which are non-GAAP financial measures. We have included EBITDA, constant currency EBITDA and constant currency AEBITDA because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA, constant currency EBITDA and constant currency AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations.

However, EBITDA, constant currency EBITDA and constant currency AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA, constant currency EBITDA and constant currency AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•
constant currency AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•
EBITDA, constant currency EBITDA and constant currency AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•
constant currency AEBITDA does not take into account any restructuring and integration costs;
•
constant currency EBITDA and constant currency AEBITDA are presented on a constant currency basis and give effect to the impact of currency fluctuations; and
•
other companies, including companies in our industry, may calculate EBITDA, constant currency EBITDA and constant currency AEBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Constant currency EBITDA — Constant currency EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

Constant currency AEBITDA — Constant currency AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items; as further adjusted to reflect the performance of the business on a constant currency basis.

We present constant currency EBITDA and constant currency AEBITDA on a constant currency basis because it allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia financial data is derived in Euros. To calculate the adjustment that we apply to present constant currency EBITDA and constant currency AEBITDA on a constant currency basis, we multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable exchange rate to use to give a stable depiction of the business without currency fluctuations between periods, to calculate Europe/Asia data in constant currency USD. We believe that using an exchange rate of 1.15 is reasonable because it approximates the average exchange rate of the Euro to USD over the past five years. In addition, we include certain other unaudited, non-GAAP constant currency data for the three months and year ended December 31,

2023 and 2022. This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers. We reconcile this data to our GAAP data for the same period for the three months and year ended December 31, 2023 and 2022.

This press release also includes forecasts for certain non-GAAP metrics. We are unable to provide a reconciliation of our forecast of net revenue on a constant currency basis for 2023 to a forecast of net revenue on a GAAP basis without unreasonable effort primarily because we are unable to forecast with reasonable certainty the associated currency impact. In addition, a reconciliation of our forecast for constant currency AEBITDA for 2023 to GAAP net income cannot be provided without unreasonable effort because we are unable to forecast with reasonable certainty several of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, constant currency adjustments, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. We believe the inherent uncertainties in reconciling such non-GAAP measures for projected periods to the most comparable GAAP measures would make the forecasted comparable GAAP measures difficult to predict with reasonable certainty or reliability.

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For the Fourth Quarter of 2023 and 2022

Please refer to our discussion and definitions of Non-GAAP financial measures

	Non-GAAP Measures
	Three Months Ended December 31,
	2023	2022	$ Change	% Change
Net revenue	$90.4	$79.4	$11.0	13.9
Cost of goods sold	56.3	57.1	(0.8)	(1.4)
Gross profit	34.1	22.3	11.8	52.9
Selling, general and administrative expenses	27.4	18.7	8.7	46.5
Depreciation and amortization expense	9.6	8.1	1.5	18.5
Other operating expense, net	1.7	1.1	0.6	54.5
Loss from operations	(4.6)	(5.6)	1.0	(17.9)
Interest expense	5.9	5.5	0.4	7.3
Foreign currency (gain) loss	(0.5)	1.9	(2.4)	(126.3)
Other non-operating (income) expense, net	0.6	(0.3)	0.9	(300.0)
Loss before income tax benefit	(10.6)	(12.7)	2.1	(16.5)
Income tax benefit	(1.3)	(5.4)	4.1	(75.9)
Net loss	(9.3)	(7.3)	(2.0)	27.4

Depreciation and amortization expense – COS	10.6	8.1	2.5	30.9
Depreciation and amortization expense – D&A	9.6	8.1	1.5	18.5
Interest expense	5.9	5.5	0.4	7.3
Income tax benefit	(1.3)	(5.4)	4.1	(75.9)
EBITDA(1)	15.5	9.0	6.5	72.2

Adjustments(2):
Unrealized (gain) loss translation	(0.5)	1.9	(2.4)	(126.3)
Non-cash impairment losses	0.6	0.5	0.1	20.0
M&A, restructuring, severance	2.8	0.3	2.5	833.3
Amortization of restricted stock units	1.6	(2.5)	4.1	(164.0)
Amortization of cloud-based software implementation costs(3)	0.8	0.7	0.1	14.3
Cloud-based software implementation costs	1.2	0.9	0.3	33.3
SOX remediation costs	0.8	-	0.8	-
Other adjustments	0.7	1.0	(0.3)	(30.0)
Constant currency	0.9	1.1	(0.2)	(18.2)
Constant Currency AEBITDA(1)	$24.4	$12.9	$11.5	89.1

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation and Comparison of GAAP Statement of Income Data to Non-GAAP EBITDA and Constant Currency AEBITDA

For the Year Ended December 31, 2023 and 2022

Please refer to our discussion and definitions of Non-GAAP financial measures

	Non-GAAP Measures
	Year Ended December 31,
	2023	2022	$ Change	% Change
Net revenue	$336.3	$326.5	$9.8	3.0
Cost of goods sold	213.0	226.9	(13.9)	(6.1)
Gross profit	123.3	99.6	23.7	23.8
Selling, general and administrative expenses	91.8	105.5	(13.7)	(13.0)
Depreciation and amortization expense	33.8	32.1	1.7	5.3
Other operating expense, net	5.2	4.5	0.7	15.6
Loss from operations	(7.5)	(42.5)	35.0	(82.4)
Interest expense	24.3	20.7	3.6	17.4
Foreign currency gain	(0.3)	(2.2)	1.9	(86.4)
Other non-operating income, net	(0.2)	(4.3)	4.1	(95.3)
Loss before income tax benefit	(31.3)	(56.7)	25.4	(44.8)
Income tax benefit	(4.2)	(15.3)	11.1	(72.5)
Net loss	(27.1)	(41.4)	14.3	(34.5)

Depreciation and amortization expense – COS	35.8	36.8	(1.0)	(2.7)
Depreciation and amortization expense – D&A	33.8	32.1	1.7	5.3
Interest expense	24.3	20.7	3.6	17.4
Income tax benefit	(4.2)	(15.3)	11.1	(72.5)
EBITDA(1)	62.6	32.9	29.7	90.3

Adjustments(2):
Unrealized gain translation	(0.3)	(2.3)	2.0	(87.0)
Non-cash impairment losses	1.5	1.0	0.5	50.0
M&A, restructuring, severance	5.8	2.0	3.8	190.0
Amortization of restricted stock units	(10.2)	18.3	(28.5)	(155.7)
Amortization of cloud-based software implementation costs(3)	3.0	2.8	0.2	7.1
Cloud-based software implementation costs	4.3	7.4	(3.1)	(41.9)
Unrealized gain on investment in small private business	-	(3.9)	3.9	(100.0)
SOX remediation costs	4.2	-	4.2	-
Other adjustments	2.5	4.3	(1.8)	(41.9)
Constant currency	3.1	4.3	(1.2)	(27.9)
Constant Currency AEBITDA(1)	$76.5	$66.8	$9.7	14.5

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Fourth Quarter of 2023

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended December 31, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$90.4	$3.5	$93.9
Cost of goods sold	56.3	2.2	58.5
Gross profit	34.1	1.3	35.4
Selling, general and administrative expenses	27.4	1.0	28.4
Depreciation and amortization expense	9.6	0.2	9.8
Other operating expense, net	1.7	0.1	1.8
Loss from operations	(4.6)	-	(4.6)
Interest expense	5.9	0.2	6.1
Foreign currency gain	(0.5)	(0.1)	(0.6)
Other non-operating expense, net	0.6	-	0.6
Loss before income tax benefit	(10.6)	(0.1)	(10.7)
Income tax benefit	(1.3)	0.2	(1.1)
Net loss	$(9.3)	$(0.3)	$(9.6)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			10.9
Depreciation and amortization expense – D&A			9.8
Interest expense			6.1
Income tax benefit			(1.1)
Constant currency EBITDA			16.1

Constant currency-effected adjustments(2):
Unrealized gain translation			(0.6)
Non-cash impairment losses			0.6
M&A, restructuring, severance			2.9
Amortization of restricted stock units			1.7
Amortization of cloud-based software implementation costs(3)			0.8
Cloud-based software implementation costs			1.2
SOX remediation costs			0.8
Other adjustments			0.9
Constant currency AEBITDA			$24.4

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Fourth Quarter of 2022

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended December 31, 2022
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$79.4	$5.7	$85.1
Cost of goods sold	57.1	4.1	61.2
Gross profit	22.3	1.6	23.9
Selling, general and administrative expenses	18.7	1.2	19.9
Depreciation and amortization expense	8.1	0.3	8.4
Other operating expense, net	1.1	0.1	1.2
Loss from operations	(5.6)	-	(5.6)
Interest expense	5.5	0.1	5.6
Foreign currency loss	1.9	(0.3)	1.6
Other non-operating income, net	(0.3)	-	(0.3)
Loss before income tax benefit	(12.7)	0.2	(12.5)
Income tax benefit	(5.4)	-	(5.4)
Net loss	(7.3)	0.2	(7.1)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			9.0
Depreciation and amortization expense – D&A			8.4
Interest expense			5.6
Income tax benefit			(5.4)
Constant currency EBITDA			10.5

Constant currency-effected adjustments(2):
Unrealized loss translation			1.6
Non-cash impairment losses			0.6
M&A, restructuring, severance			0.3
Amortization of restricted stock units			(2.5)
Amortization of cloud-based software implementation costs(3)			0.8
Cloud-based software implementation costs			1.0
Other adjustments			0.6
Constant currency AEBITDA			$12.9

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Year Ended December 31, 2023

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Year Ended December 31, 2023
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$336.3	$12.7	$349.0
Cost of goods sold	213.0	7.8	220.8
Gross profit	123.3	4.9	128.2
Selling, general and administrative expenses	91.8	3.1	94.9
Depreciation and amortization expense	33.8	0.6	34.4
Other operating expense, net	5.2	0.1	5.3
Loss from operations	(7.5)	1.1	(6.4)
Interest expense	24.3	0.4	24.7
Foreign currency gain	(0.3)	-	(0.3)
Other non-operating (income) loss, net	(0.2)	1.2	1.0
Loss before income tax benefit	(31.3)	(0.5)	(31.8)
Income tax benefit	(4.2)	(0.2)	(4.4)
Net loss	$(27.1)	$(0.3)	$(27.4)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			36.8
Depreciation and amortization expense – D&A			34.4
Interest expense			24.7
Income tax benefit			(4.4)
Constant currency EBITDA			64.1

Constant currency-effected adjustments(2):
Unrealized gain translation			(0.3)
Non-cash impairment losses			1.6
M&A, restructuring, severance			6.0
Amortization of restricted stock units			(10.3)
Amortization of cloud-based software implementation costs(3)			3.1
Cloud-based software implementation costs			4.3
SOX remediation costs			4.2
Other adjustments			3.8
Constant currency AEBITDA			$76.5

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, Constant Currency EBITDA, and Constant Currency AEBITDA

For the Year Ended December 31, 2022

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Year Ended December 31, 2022
	As reported	Constant Currency(4)	Non-GAAP
Net revenue	$326.5	$17.6	$344.1
Cost of goods sold	226.9	12.1	239.0
Gross profit	99.6	5.5	105.1
Selling, general and administrative expenses	105.5	3.6	109.1
Depreciation and amortization expense	32.1	0.8	32.9
Other operating expense, net	4.5	1.7	6.2
Loss from operations	(42.5)	(0.6)	(43.1)
Interest expense	20.7	0.3	21.0
Foreign currency gain	(2.2)	0.2	(2.0)
Other non-operating income, net	(4.3)	-	(4.3)
Loss before income tax benefit	(56.7)	(1.1)	(57.8)
Income tax benefit	(15.3)	(0.4)	(15.7)
Net loss	$(41.4)	$(0.7)	$(42.1)

Constant currency-effected add(1):
Depreciation and amortization expense – COS			38.9
Depreciation and amortization expense – D&A			32.9
Interest expense			21.0
Income tax benefit			(15.7)
Constant currency EBITDA			35.0

Constant currency-effected adjustments(2):
Unrealized gain translation			(2.1)
Non-cash impairment losses			1.1
M&A, restructuring, severance			2.1
Amortization of restricted stock units			18.3
Amortization of cloud-based software implementation costs(3)			3.0
Cloud-based software implementation costs			7.6
Unrealized gain on investment in small private business			(3.9)
Other adjustments			5.7
Constant currency AEBITDA			$66.8

(1)	Reconciliations of EBITDA and constant currency AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent.
(2)

Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; costs associated with the implementation of the global ERP system; and other items deemed by management to be unusual, infrequent, or non-recurring.

(3)	Represents amortization of capitalized costs related to the implementation of the global ERP system, which are included in SG&A.
(4)	Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item.